Exhibit 5.2

JONES DAY

NORTH POINT ● 901 LAKESIDE AVENUE ● CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 ● JONESDAY.COM

  February 25, 2026

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112

Re:	17,400,000 Common Shares and 2,600,000 Pre-Funded Warrants to Purchase an Aggregate of up to an additional 2,600,000 Common Shares of NioCorp Developments Ltd.

Ladies and Gentlemen:

We have acted as counsel for NioCorp Developments Ltd., a company incorporated under the laws of the Province of British Columbia (the “Company”), in connection with the issuance and sale by the Company of 17,400,000 shares (the “Shares”) of the Company’s common shares, without par value (the “Common Shares”), and 2,600,000 pre-funded warrants (the “Warrants”) to purchase an aggregate of up to an additional 2,600,000 Common Shares (the “Warrant Shares,” and such Warrant Shares collectively with the Shares and the Warrants, the “Securities”) to the several purchasers thereof (the “Purchasers”) pursuant to the Placement Agency Agreement, dated as of February 24, 2026 (the “Placement Agency Agreement”), by and between the Company and Maxim Group LLC.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Warrants, when issued and delivered to the applicable Purchasers pursuant to the Placement Agency Agreement against payment of the consideration therefor as provided therein, will constitute valid and binding obligations of the Company.

In rendering the opinion set forth above, we have assumed that: (i) the Company is a corporation existing and in good standing under the laws of the Province of British Columbia, (ii) each of the Placement Agency Agreement and the Warrants have been (A) authorized by all necessary corporate action of the Company and (B) executed and delivered by the Company under the laws of Canada (including the laws of the provinces thereof), (iii) the execution, delivery, performance and compliance with the terms and provisions of each of the Placement Agency Agreement and the Warrants by the Company do not violate or conflict with the laws of Canada (including the laws of the provinces thereof) or the terms and provisions of the notice of articles or the articles of the Company, (iv) the choice of New York law to govern each of the

AMSTERDAM   ●   ATLANTA   ●   BEIJING   ●   BOSTON   ●   BRISBANE   ●   BRUSSELS   ●   CHICAGO   ●   CLEVELAND   ●   COLUMBUS   ●   DALLAS   ●   DETROIT   ●   DUBAI   ●   DUSSELDORF   ●   FRANKFURT   ●   HONG KONG   ●   HOUSTON   ●   IRVINE   ●   LONDON   ●   LOS ANGELES   ●   MADRID   ●   MELBOURNE   ●   MEXICO CITY   ●   MIAMI   ●   MILAN   ●   MINNEAPOLIS    ●   MUNICH   ●   NEW YORK   ●   PARIS   ●   PERTH   ●   PITTSBURGH   ●   SAN DIEGO   ●   SAN FRANCISCO   ●   SAO PAULO   ●   SHANGHAI   ●   SILICON VALLEY   ●   SINGAPORE   ●   SYDNEY   ●   TAIPEI   ●   TOKYO   ●   WASHINGTON

JONES DAY

NioCorp Developments Ltd.
February 25, 2026

Placement Agency Agreement and the Warrants and the choice of New York forum provisions thereof are valid choices under the laws of Canada (including the laws of the provinces thereof) and (v) each of the Placement Agency Agreement and the Warrants is a valid and binding obligation of each party thereto other than the Company.

Further, it is understood that we express no opinion with respect to any matters relating to the Common Shares that are governed by the laws of Canada (including the laws of the provinces thereof), including, without limitation, the authorization, issuance or delivery of the Shares, or any matters relating to the Warrant Shares that may be issuable upon exercise of the Warrants. In this regard, (x) we have further assumed that (1) the resolutions of the Board of Directors of the Company authorizing the issuance or sale of the Warrant Shares on the terms and subject to the conditions set forth in the Warrants will be in full force and effect at all times at which any such Warrant Shares are issued or sold by the Company and (2) the Company will take no action inconsistent with such resolutions, including, without limitation, by causing more Common Shares to be issued than then remain authorized but unissued under the Warrants and (y) we express no opinion to the extent that adjustments to the Warrants or the exercise price thereunder may cause the Warrants to be exercisable for more Common Shares than then remain authorized but unissued.

The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

JONES DAY

NioCorp Developments Ltd.
February 25, 2026

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Current Report filed on Form 8-K dated the date hereof and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-290837) (the “Registration Statement”), filed by the Company to effect the registration of the Securities under the Securities Act of 1933 (the “Securities Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus supplement constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day